                              INTERCONNECTION AGREEMENT


This Interconnection Agreement ("Agreement") by and between GCI Communication Corp. ("GCICC") and the Municipality of Anchorage, doing business as ATU Telecommunications ("ATU") sets forth terms and conditions for interconnection of GCICC's facilities and equipment and ATU's facilities and equipment.

The effective date of this agreement is the date it is approved by the Alaska Public Utilities Commission ("APUC"), pursuant to 3 AAC 48.390 and/or
47 USC 252.

I.  PURPOSE

      (a)    The purpose of this Agreement is to delineate:

             (i)    How interconnection will be accomplished.

             (ii)   The terms and conditions controlling interconnection.

             (iii) The rates, charges, and payment terms for interconnection. See Exhibit A.

             (iv)   Any general contractual conditions.

      (b) ATU and GCICC further understand that the Agreement is, at all times, subject to revisions by the APUC, FCC or other governmental authority, provided however, that, neither party will unilaterally seek to change the Agreement without also negotiating in good faith with the other.

II.   TYPE OF CONNECTION

      (a)    Interconnection and Reciprocal Compensation.

             (i) Interconnection. GCICC will interconnect, for the transmission and routing of telephone exchange service and exchange access service at each ATU wire center, through the use of standard inter-office trunking.

             (ii) Reciprocal Compensation. Compensation arrangement between GCICC and ATU for the exchange of telecommunications services on a mutual and reciprocal basis. See Exhibit B.

      (b)    Resale Connection.

             (i) Resale interconnection. The provision to GCICC at wholesale rates of telecommunications services that ATU provides at retail to subscribers who are not telecommunications carriers and that GCICC may resell to subscribers. See Exhibit C.

             (ii) Provisioning interconnection. GCICC/ATU customer provisioning, billing and servicing standards. See Exhibit D.

      (c)    Unbundled Network Element interconnections.

             (i) Unbundled Loop Interconnection. GCICC's access to the transmission path which provides the connection between an end-user's premises and the central office subscriber main distributing frame (or its equivalent). See Exhibit E.

             (ii) Unbundled Transport interconnection. GCICC's access to the physical facilities used to connect points on telecommunications networks. See Exhibit F.

             (iii) Unbundled Switching interconnection. GCICC's access to the local switching and local tandem switching residing in a central office switch and/or remote switching.
                    See Exhibit G.

             (iv) Unbundled Directory Assistance interconnection. GCICC's access to the necessary data bases, and data (including subscriber list information) used to perform directory services. See Exhibit H.

             (v) Unbundled Operations Support interconnection. GCICCs access to the systems, including the necessary hardware, software and databases, used in the ordering, provisioning, maintenance, testing, billing, and updating of other network databases. See Exhibit I.

      (d) Right-of-Way Access. GCICCs access to the poles, ducts, conduits, and rights-of-way of ATU. See Exhibit J.

      (e) Collocation. GCICC's access for the physical placement of GCICC equipment necessary for interconnection or access to unbundled network elements at the premises of ATU and/or virtual collocation where ATU demonstrates that physical collocation is not practical for technical reasons or due to space limitations. See Exhibit K.

      (f) Number portability. Provides local subscribers with the ability to change local service providers without changing their telephone numbers. See Exhibit L.

      (g) Dialing parity. Permits GCICC with nondiscriminatory access to all local and other Service Codes and local and long distance NPAs and NXXs, with no unreasonable dialing delays. See Exhibit M.

      (h) Notice of changes. ATU shall provide GCICC with notice regarding any network change that will affect GCICC's performance or ability to provide service or will affect ATU's interoperability with other service providers. Such notice shall be given to the public, including GCICC, pursuant to the Regulations contained at 47 C.F.R. 51.325-335, and to GCICC individually at regularly scheduled meetings between designated engineering representatives of the parties. ATU shall give notice to GCICC of its initial election of methods under 47 C.F.R. 51.329(a) and of any changes in such method.

III.  RATES AND CHARGES

      (a)    Interconnection and Reciprocal Compensation.

             (i) Interconnection. Charges for interconnection shall be at the rates set for unbundled transport, in subsection ii, below.

             (ii) Reciprocal Compensation. $0.006595 per minute (plus transport).

      (b)    Resale Connection.

             (i)    Wholesale discount.

                    (A)    January 1, 1997- December 31, 1997         8.7%

                    (B)    January 1, 1998- December 31, 1998        17.4%

                    (C)    January 1, 1999- December 31, 1999        26.1%

             (ii)   Provisioning interconnection. $10.00

      (c)    Unbundled Network Element interconnection rates:

             (i) Unbundled Loop interconnection. $13.85 per month, unbundled two-wire loop

             (ii)   Unbundled Transport interconnection.  See Exhibit N.

             (iii)  Unbundled Switching Interconnection.

                    (A)    Local switching.

                           (1)    $0.006595 per originating minute.

                           (2)    Line port charges (card and slot):
                                         Res/Bus Simple        $4.27
                                         Business Complex      $5.07
                                         Centrex               $5.07
                                         ISDN                 $13.02

                    (B) Local tandem switching. $0.004712 per minute (plus associated transport).

             (iv)   Unbundled Directory Assistance interconnection:

                    (A)    First number (batch).  $41.0600

                    (B)    Subsequent numbers (batch).  $0.0870

             (v) Unbundled Operations Support interconnection. Actual electronic interface access to ATU's operations support systems (i.e. fax/printer or display/printer connectivity) shall be at the rates set for unbundled transport, in subsection ii, above.

      (d) Right-of-Way Access Rates: Charges for right-of-way access shall initially be set at those contained in the current agreements between ATU and Municipal Light and Power and Chugach Electric Association.

      (e)    Collocation Rates (see Exhibit K):

             (i)    Space, per square foot:       $5.00 per month.

             (ii)   Power, per 15 amp unit:      $71.00 per month.

      (f) Number portability rates (see Exhibit M): $3.00 per ported number/market share.

IV.   PROPRIETARY INFORMATION

      During the term of this Agreement, the parties may, but shall not generally be obligated to, disclose information to each other which they consider proprietary or confidential. Without specific prior written consent, except when required by law or court order, neither party shall disclose to any third party, including but not limited to any competitors of GCICC or ATU, whether affiliated or unaffiliated with GCICC or ATU, any information supplied to it by the other which has been designated as confidential, and which is not otherwise generally available to the public, or is not already known to the other. This confidentiality requirement shall survive beyond the term of this Agreement and for a period of two years.

V.    FORCE MAJEURE

      The parties performance under this Agreement (except where required by Order of the APUC under Section 252(c)(3) of the Act) shall be excused if such non-performance is due to labor difficulties, governmental orders, equipment failure, inability or delay in securing equipment, civil commotion, acts of nature, weather conditions and other circumstances beyond the parties' reasonable control.

VI.   AUDIT

      Upon 30 days written notice (or such shorter period as the parties may mutually agree upon), ATU and GCICC or their authorized representatives, shall have the right to examine and audit each other, during normal business hours and at reasonable intervals, as determined by the party undergoing the audit, all such, records and accounts in the possession of the other, which contain information bearing upon the determination of the amounts payable under the rates established in Section III, above, to either party. The maximum period of any audit shall encompass is 24 months, or the period from the most recent audit, whichever is less. Not more than one audit shall be conducted in any twelve-month period during the term of this Agreement or any renewal period.

      No claim or demand with respect to any audit may be made by ATU or GCICC more than two years after the date of the event which gave rise to the claim or demand.

VII.  NOTICES

      Except as otherwise provided in this Agreement or in the event of day-to-day operational issues set forth in the Exhibits hereto, all notices required or permitted to be given shall be made in writing and whether delivered in person, sent via facsimile ("FAX") or by certified mail, return receipt requested, postage prepaid, in any post office in the United States and addressed as set forth below. The addresses to which notices or communications may be given to either party may be changed by written notice given by such party to the other. A notice sent via FAX is effective forty-eight (48) hours after the senders receipt of a "good" transmission slip.

      ATU Telecommunications
      Attention: General Manager
      600 Telephone Avenue
      Mail Station 7
      Anchorage, Alaska 99503
      FAX: 907-563-2688

      GCI Communication Corp.
      Attention: General Manager
      2550 Denali Street
      Suite 1000
      Anchorage, Alaska 99503
      FAX:   907-265-5676

VIII. TERM

      This Agreement shall continue in force from the date it is signed by both parties and approved by the APUC, and thereafter until terminated by Order of the APUC or FCC. Upon the termination as to any element herein, the parties shall negotiate in good faith to agree to a replacement agreement or agreements.

IX.   APPLICABLE LAW

      The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with laws of the State of Alaska.

X.    LIABILITY

      Each party agrees to reimburse the other party for damages to premises or equipment resulting from a party's negligence in the installation, maintenance or interconnection to or removal of facilities, services or arrangements. Each party represents that its system is constructed in accordance with all applicable laws, orders, rules and regulations, and in accordance with all applicable technical standards and specifications. Each party shall indemnify and hold the other harmless from any and all claims which arise out of the interconnections provided under this agreement, unless the claim arises out of negligent or wrongful conduct of the other party.

XI.   PATENTS

      (a) With respect to claims and patent infringement made by third persons, GCICC shall defend, indemnify, protect and save harmless ATU from and against all claims arising out of or based on the use of facilities and equipment or arrangements furnished under this Agreement by GCICC or its Customers.

      (b) With respect to claims of patent infringement made by third persons, ATU will defend, indemnify, protect and save harmless GCICC from and against all claims arising out of or based on the use of facilities and equipment or arrangements furnished under this Agreement by ATU or its Customers.

      (c) Neither Party grants to the other any license under patents nor shall any be implied or arise by estoppel in either Party's favor with respect to any circuit, apparatus, system or method used by the parties in connection with any channels, interconnection types, or arrangement furnished under this Agreement.

      (d) Notwithstanding any other provisions of this agreement, the parties agree that neither party has made, and that there exists, no warranty, express or implied, that the use by either party of the other party's facilities, arrangements or services provided by the other party under this agreement shall not give rise to a claim by any third party for infringement, misuse or misappropriation of any patent or other intellectual property right of such third party.

XII.  ALLOWANCE FOR INTERRUPTIONS

      (a) When use of the channels, interconnection types of arrangements furnished by ATU or GCICC in accordance with this Agreement is interrupted due to trouble in such channels, interconnection types or arrangements, and such interruption is not caused by (1) gross negligence or willful misconduct of the furnishing party or its Customer or (2) the fault of facilities or equipment provided by the receiving party or its Customer, the receiving party shall, upon request, be allowed a credit which shall be in an amount equal to the pro rata monthly charges to be paid for such arrangements or facilities, including both usage sensitive and non-usage sensitive charges, specified in the body of this Agreement and the attachments, for the period which the interconnection affected by the interruption is out of service. Except in the case of gross negligence or willful misconduct, such allowance amount shall be the sole monetary remedy available for such interruption.

      (b) All credits for interruption shall begin from the time the furnishing party becomes first aware of the interruption. No credit shall be required for a total amount of less than fifty dollars ($50.00), per interruption.

XIII. MISCELLANEOUS

      (a)    TARIFFS
             In the event that any of the services provided hereunder or the charges made therefor are currently subject, or at any time become subject, to any federal, state or local regulation or tariff, then the terms and conditions of this Agreement, including the charges set forth in this Agreement and the attachments (as amended from time to time) shall be deemed amended to conform to any conflicting terms and conditions in effect under such regulation or tariff, provided, however, that all non conflicting terms and conditions of this Agreement shall remain valid and effective.

      (b)    NON-WAIVER
             The waiver, express or implied, by either party hereto or any rights hereunder or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed a waiver of any right hereunder or any other. Failure to perform or breach hereof by the other party, hereto, whether of a similar or dissimilar nature.

      (c)    LIMITATIONS OF JOINT LIABILITY
             The parties are, for purposes of this Agreement, independent contractors and nothing herein shall be construed to imply that they are partners, joint ventures or agents of one another.

      (d)    ASSIGNMENT
             Unless allowed in writing by the other party, whose consent shall not be unreasonably withheld, any assignment of a party of its interest in any part of this Agreement or any delegation of duties under this Agreement, to other than a wholly-owned subsidiary, shall be void, and any attempt by a party to assign any part of its interest or delegate duties under this Agreement shall give the other the right immediately to request termination of this Agreement.

      (e)    COMPLIANCE WITH LAWS
             Nothing in this Agreement shall be deemed an admission by either party hereto that any provision of state or federal law has been complied with, nor shall such Agreement, or any portion thereof, be deemed a waiver of any rights or remedies that either party may have under the state or federal law.

      (f)    ENTIRE AGREEMENT
             This Agreement and all appendices and amendments embody the entire agreement of the parties. There are no promises, terms, conditions or obligations other than those contained herein; and this Agreement shall supersede all previous communications, representatives or agreements, either oral or written, between the parties.

      (g)    MODIFICATIONS
             This Agreement shall only be amended, modified or changed in writing, executed by an authorized representative of the parties, with the same formality as this Agreement was executed, excluding the provision set forth by an APUC order and such writing shall be attached to this agreement as an appendix.

      (h)    AFFILIATE AGREEMENTS
             In the event ATU enters into, or materially amends, any interconnection agreement with any affiliate, ATU will provide GCICC with a copy of the public notice of any such agreement or amendment and will agree to re negotiate this Agreement in light of such affiliate transaction, upon written request of GCICC.

IN WITNESS THEREOF, the undersigned have executed this Agreement.

ATU TELECOMMUNICATIONS                   GCI COMMUNICATION CORP.

Thomas C. Edrington                             G. Wilson Hughes
General Manager                                 Executive Vice President &
                                                General Manager


--------------------------                      ---------------------------

STATE OF ALASKA            )
                           ) ss.
THIRD JUDICIAL DISTRICT    )


      The foregoing instrument was acknowledged before me on this 15th day of January 1997 by Thomas C. Edrington, General Manager on behalf of ATU Telecommunications.



                                                ------------------------------
                                                Notary Public in and for Alaska
                                                My Commission Expires   4/10/00


STATE OF ALASKA            )
                           ) ss.
THIRD JUDICIAL DISTRICT    )

      The foregoing instrument was acknowledged before me on this 14th day of January 1997 by G. Wilson Hughes, Executive Vice President & General Manager on behalf of GCI Communication Corp.



                                                ------------------------------
                                                Notary Public in and for Alaska
                                                My Commission Expires
                                                                      --------

                                      EXHIBIT A
                                       CHARGES

1. ATU shall bill GCICC on a monthly basis for the services (such billings may be on various monthly cycles) and shall include sufficient detail in its invoices so that GCICC may reasonably verify the accuracy of the charges. GCICC shall pay such invoices within thirty (30) days of the statement. In the event of a dispute over the amount of the invoice, GCICC shall pay the disputed amount into an escrow account pending resolution of the dispute.

2. GCICC shall pay nonrecurring charges for interconnection services as set forth on the second sheet of this Exhibit A.

3. The monthly charges for various services will be at the rates specified in Section III. of this Agreement.

                                      EXHIBIT A
                                NON-RECURRING CHARGES
Loops
      Cross Connect Charges             $18.00 per loop
      Plant Assignment Costs
      Premise Visit                     $40.00 per visit
      Service Order Charge*             $20.00 per order
      Interface Connection Charge       $11.00 per loop

Local Transport / Entrance Facility
      Voice Grade 2 Wire               $150.05 per term
      Voice Grade 4 Wire               $150.05 per term
      Hi Capacity DS1                  $341.94 per term
      Hi Capacity DS3                   682.44 per term

Common Channel Signaling
      Network Connection               $191.06 per connection

Direct Trunked Transport Termination
      Activation of up to 24 Trunks     $61.14 per order

Other Switched Services
      Interim 900 NXX Translation       $87.92 per number
      Auto. Testing/Transmission Path    $2.89 per month


*Each Service Order may include up to fifty (50) loop/trunk individual orders so long as all individual orders bear the same NXX.

                                      EXHIBIT B
                               Reciprocal Compensation:

Reciprocal compensation for the transport of telephone exchange service traffic (but not interexchange traffic, or exchange access traffic forwarded through the provision of interim number portability(1) will be at the rate established in this Agreement or ATU's transport of such traffic from the interconnection point between the two carriers to the ATU end office switch that directly serves the called party (or equivalent facility provided by a non-incumbent carrier), and such rate shall be charged by both GCICC and ATU on the other's traffic, measured according to normal industry standards, flowing over the interconnection between GCICC and ATU.

Reciprocal compensation for the termination of telephone exchange service traffic (but not interexchange traffic, or exchange access traffic forwarded through the provision of interim number portability) will be at the rate established in this Agreement for the switching of traffic that is subject to section 251(b)(5) at ATU's end office switch (or equivalent facility) and delivery of that traffic from that switch to the called party's premises, and such rate shall be charged by both GCICC and ATU on the other's traffic flowing over the interconnection between GCICC and ATU.



_________________________
(1) "Meet-point" sharing of exchange access revenue is addressed in Exhibit L to this Agreement, addressing Number Portability.

                                      EXHIBIT C
                                Resale Interconnection

GCICC shall receive, and ATU shall provide, for resale at wholesale rates any local (but not exchange access) telecommunications service that ATU provides at retail to customers who are not telecommunications carriers, including not only current tariffed services, but also any promotional services offered for a period of more than 90 days, discounted services, "grandfathered" services still being provided, bundled service offerings and special contract services.

GCICC shall not resell residential services to nonresidential end users, nor shall GCICC resell Lifeline or any other means-tested service to end users not eligible to subscribe to such service offerings.

                                      EXHIBIT D
                             Provisioning interconnection

Services provided for resale shall be equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that ATU provides these services to others, including end users. Support services provided relating to unbundled network elements (i.e. assignment, installation or repair) shall be equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that ATU provides these services to itself or others, including end users.

ATU will furnish comparative quality of service and network performance data, reporting ATU vs. CLEC performance (average installation time, average outages, etc.) the same as or better than the information data that ATU provides to itself.

                                      EXHIBIT E
                               Unbundled Loop Elements

Unbundled loops include any and all elements that provide the connection between the end user customer's premises and the central office subscriber main distributing frame (or its equivalent) serving the end user.(2) Unbundled loops must be available to support Voice Grade subscriber services and services such as ISDN, that require that facilities be free of intrusive devices such as load coils or bridge taps.(3) Loop facilities at DSO, DS1, and DS3 levels must also be made available.

1. Network Interface Device: The device used to establish connection between the end user's inside wiring and the unbundled loop element.(4)

2. Loop: The physical facility connecting the Network Interface Device to the central office subscriber main distributing frame (or its equivalent). In cases where line concentration equipment is used, such as Digital Loop Carrier (DLC) architecture, the loop is considered to be the physical facility between the Network Interface Device and the MDF at the central office (or its equivalent).(5) In cases where remote switching equipment is used, and frame space or entrance facility are not constrained, the loop is considered to be the physical facilities between the Network Interface Device and the remote switching facility MDF (or its equivalent).

3. Diagrams GCICC 1-4 (attached) depict the beginning and ending points for an unbundled "local loop".(6)






________________________
(2) 247 C.F.R. 51.319(a): "Local Loop. The local loop network element is defined as a transmission facility between a distribution frame (or its equivalent) in an incumbent LEC central office and an end user customer premises;"
(3) A requesting carrier will bear the additional cost for optional features and functions to condition private line service/special access circuits.
(4) 47 C.F.R. 51.319(b)(1): "The network interface device network element is defined as a crossconnect device used to connect loop facilities to inside wiring."
(5) It is understood by and between GCICC and ATU, that access cannot be provided for loops carried on ATU's two existing Fujitsu Digital Loop Carrier systems, supporting approximately 960 lines. GCICC accepts this limitation as to these lines. The existing technology is dated and further deployment of DLC architecture with this limitation is not planned.
(6) Attached also is Diagram C (ATU), which depicts the situation described in footnote 4, above.

Diagrams of:

(1)  Copper Pair Facilities

(2)  Universal Digital Loop Carrier

(3)  Integrated Digital Loop Carrier

(4)  Romote Switching Center

                                      EXHIBIT F
                             Unbundled Transport Elements

Unbundled transport includes any and all physical facilities (dedicated or shared), hardware and software used to connect central office switches, local tandem switches, remote switches, and other networks in any combination required to provide a requested service.(7) Such connection shall include connection to equipment designated by the requesting telecommunications carrier and the provision of requested services shall include obtaining the functionality provided by digital cross-connect systems and multiplexing systems in the same manner that the ILEC provides such functionality to interexchange carriers. Transport elements include, but are not limited to, rights-of-way, utilidors and utiliwalks, conduit, poles, physical strand support, microwave dishes and towers, as well as all radio, fiber and copper transport facilities. Such facilities may be "dark" or may include any electronics employed, whether microwave, copper or fiber based, and employing any multiplexing scheme or transmission protocol.


(7) 47 C.F.R. 51.319(d): "(1) Interoffice transmission facilities are defined as incumbent LEC transmission facilities dedicated to a particular customer or carrier, or shared by more than one customer or carrier, that provide telecommunications between wire centers owned by incumbent LECs or requesting telecommunications carriers, or between switches owned by incumbent LECs or requesting telecommunications carriers.
(2)  The incumbent LEC shall:
(i) provide a requesting telecommunications carrier exclusive use of interoffice transmission facilities dedicated to a particular customer or carrier, or use of the features, functions, and capabilities of interoffice transmission facilities shared by more than one customer or carrier; (ii) provide all technically feasible transmission facilities, features, functions, and capabilities that the requesting telecommunications carrier could use to provide telecommunications services;
(iii) permit, to the extent technically feasible, a requesting telecommunications carrier to connect such interoffice facilities to equipment designated by the requesting telecommunications carrier, including, but not limited to, the requesting telecommunications carrier's collocated facilities; and
(iv) permit, to the extent technically feasible, a requesting telecommunications carrier to obtain the functionality provided by the incumbent LEC's digital cross-connect systems in the same manner that the incumbent LEC provides such functionality to interexchange carriers;"

                                      EXHIBIT G
                             Unbundled switching elements

Unbundled switching includes any and all elements of a central office switch and/or remote switching systems through which an end user's loop is connected to a network to create a desired communication path between the end user and another point based on signals originated by the end user.

1. Local Switching: The hardware (trunk-side and line-side access) and software necessary to create a desired communication path between the end user and another point based on signals originated by the end user.(8) Local Switching includes all features, functions, and capabilities of the switch, which include, but are not limited to the basic switching function of connecting lines to lines, lines to trunks, trunks to lines, and trunks to trunks, as well as the same basic capabilities made available to the ILEC's customers, such as a telephone number, white page listing, and dial tone and all other features that the switch is capable of providing, including but not limited to, the provision of billing information (end user and access), custom calling, custom local area signaling service features, and Centrex, as well as any technically feasible customized routing functions provided by the switch.

2. Local Tandem Switching: The hardware and software necessary to connect a central office switch to another central office switch or to another point based on routing instructions received by the local tandem switch.(9) Local Tandem Switching includes the basic switching function of connecting trunks to trunks and all other functions that are centralized in tandem switches (as distinguished from separate endoffice switches), including but not limited to call recording, the routing of calls to operator services, and signaling conversion features.


________________________
(8) 47 C.F.R. 51.319(c)(1)(i): The local switching capability network element is defined as:
(A) line-side facilities, which include, but are not limited to, the connection between a loop termination at a main distribution frame and a switch line card;
(B) trunk-side facilities, which include, but are not limited to, the connection between trunk termination at a trunk-side cross-connect panel and a switch trunk card; and
(C) all features, functions, and capabilities of the switch, which include, but are not limited to:
(1) the basic switching function of connecting lines to lines, lines to trunks, trunks to lines, and trunks to trunks, as well as the same basic capabilities made available to the incumbent LEC's customers, such as a telephone number, white page listing, and dial tone; and (2) all other features that the switch is capable of providing, including but not limited to custom calling, custom local area signaling service features, and Centrex, as well as any technically feasible customized routing functions provided by the switch."
(9) 47 C.F.R. 51.319(c)(2): Tandem Switching Capability. The tandem switching capability network element is defined as:
(i) trunk-connect facilities, including but not limited to the connection between trunk termination at a cross-connect panel and a switch trunk card;
(ii)  the basic switching function of connecting trunks to trunks; and
(iii) the functions that are centralized in tandem switches (as distinguished from separate end-office switches), including but not limited to call recording, the routing of calls to operator services, and signaling conversion features;

                                      EXHIBIT H
                            Unbundled Directory Assistance

Unbundled directory assistance includes the necessary hardware, software, and databases to perform directory services, including the publication of directories.(10)

1. Directory Platforms: The hardware and software used to provide directory services. Access to the platform, including appropriate training materials, will be provided in such a way so as to allow remote directory stations to be connected to the platform.

2. Directory Databases: The databases (in electronic form; tape, disk, or direct transfer port) with updates and input available daily with information on individual telephone numbers including the name, address, zip code, city (or other location identifier) and the ability to search for telephone numbers based on a name, address, or other location identifier.








________________________
(10) 47 C.F.R. 51.319(g): "Operator Services and Directory Assistance. An incumbent LEC shall provide access to operator service and directory assistance facilities where technically feasible."

                                      EXHIBIT I
                        Unbundled Operations Support Elements



Operations support systems are each of the systems, including the necessary hardware, software and databases (where appropriate and technically feasible), used in the ordering, provisioning, maintenance, testing, billing, and updating of network databases. As discussed below under quality of services, access to each of the operations support systems shall be provided through the best means practically available, leading to the use of an electronic interface. Each operations support system must provide timely information the same as the information ATU provides to itself. In all cases, ATU should discuss with GCICC the steps necessary to, as soon as possible, provide access to electronic databases on a dedicated port basis, facilitating remote (off-site) access to said databases, where appropriate.

Definition of Ordering(11) and Provisioning:(12)
     The systems, databases, and procedures in which the LEC establishes a request for service, including all features and functions, assigns telephone numbers, schedules a date and time for installation (if access to a location is required or if a service call is required to activate.. service). This includes but is not limited to input to and appropriate retrieval of data from the service order input system (DCRIS) plant assignment records and the service order dispatch system, until actual access is available. Where plant records are established and maintained in paper format only (e.g. the cable records), access to current editions of those records, on site or telephonically by GCICC, will also be provided on a routine and scheduled basis. ATU will provide input into other databases which establish directory listings, populate LIDB, and update directory services databases upon provisioning of the end user's service, until actual access by GCICC is available. Input into databases to activate features and functions ordered by the end user must also be provided to fully implement the end user's service request, until actual access is available.









_______________________

(11) The FCC identified the functionality of the ordering element as including the exchange of information between LECs about current or proposed customer products and services or unbundled network elements or some combination thereof, including such information as customer data on current services, and credit and payment history. See also 4 7 C. F. R. 5/.5, Pre-ordering and ordering.
(12) The FCC identified the functionality of the ordering element as involving the exchange of information between LECs where one executes a request for a set of products and services or unbundled network elements or combination thereof from the other with attendant acknowledgments and status reports. 47 C. F. R. 5 1. 5, Provisioning.

                                      EXHIBIT I

Definition of Billing:(13)
     The information recorded by the central office, adjunct processor, or centralized recording devices relating to calls from or to an end user's loop. Billing information shall be furnished on request and shall include all information necessary to bill the end user for calls it is required to pay for and verify all information necessary to verify charges for services that GCICC is required to pay for. ATU will provide appropriate retrieval of data from the database in which the LEC stores customer information used to generate a bill to the end user based on the service and features and functions ordered by the end user, until actual access is available. Billing information used to generate a bill for or to GCICC would include, but not be limited to, data in the Automatic Message Accounting (AMA) records and the Carrier Access Billing System
     (CABS) databases.

Definition of Maintenance:(14)
     The systems, databases, and procedures in which the LEC generates customer reported troubles, schedules appointments for work at end user premises, and schedules repair actions. Where trouble tickets are still tracked manually, access to those records regarding CLEC end users should also be provided. Access to appropriate data from databases which monitor and report on the integrity of the LEC network and can be used to inform end users of network problems impacting the end user's ability to complete calls to specific locations. Maintenance systems, databases, and procedures would include, but not be limited to, retrieval of appropriate data from the CTS (Harris) 6000 system (actual access upon partitionability), access to appropriate data from the trouble dispatch system, and a link with appropriate access levels to facilitate real-time display or printout of network conditions and fault isolation from ATU's Network Operations Center (NOC)

Definition of Testing:
     The systems used by the LEC to isolate troubles and direct repair operations. The systems used by the LEC to routinely test individual parts of the network (loops, switches, transmission, and other functional parts of the network) and report on the performance of these individual parts. This section should be interpreted to require access to the systems, databases, and procedures listed above under maintenance. Line and trunk testing for GCI facilities shall be




_______________________
(13) The FCC identified the functionality of the billing element as involving the provision of appropriate usage data by one LEC to another to facilitate customer billing with attendant acknowledgments and status reports. It also involves the exchange of information between LECs to process claims and adjustments. 47 C.F.R. 51.5, Billing.

(14) The FCC identified the functionality of the maintenance and repair elements as involving the exchange of information between LECs where one initiates a request for repair of existing products and services or unbundled network elements or combination thereof from the other with attendant acknowledgments and status reports. 47 C.F.R. 51.5.

                                      EXHIBIT I

     furnished on request, along with testing for any module or bay housing GCI lines and trunks, until partitioned access can be provided.

Definition of Quality of service:
     Access to each of the operations support systems shall be provided through the best means practically available, leading to the use of an electronic interface. Each operations support system must provide timely information the same as or better than the information ATU provides to itself. In all cases, ATU should discuss with GCICC the steps necessary to, as soon as possible, provide access to electronic databases on a dedicated port basis, facilitating remote (off-site) access to said databases.

     Services provided for resale shall be equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that ATU provides these services to others, including end users. Support services provided relating to unbundled network elements (i.e. assignment, installation or repair) shall be equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that ATU provides these services to itself or others, including end users.

     ATU will furnish comparative quality of service and network performance data, reporting ATU vs. CLEC performance (average installation time, average outages, etc.) the same as or better than the information data that ATU provides to itself.

                                      EXHIBIT J

                                    Rights-of-Way

ATU shall provide GCICC with non-discriminatory access to any pole, duct, conduit or rights-of -way (including fee property) owned or controlled by it. Non-discriminatory access shall include any use to which ATU puts such facilities or property, including the placement of remote terminals on property owned or controlled by ATU. Access is limited to ATU's distribution networks, as opposed to granting access to every piece of equipment or real property owned or controlled by ATU.

                                      EXHIBIT K
                                     Collocation

GCICC is entitled to physical collocation of GCICC equipment necessary for interconnection or access to unbundled network elements within the existing structures at the East, North, Rabbit Creek, South, West, Central and O'Malley wire centers.

GCICC is entitled to virtual collocation to any remaining ATU wire centers for interconnection and access to unbundled elements.

                                      EXHIBIT L
                                  Number Portability

ATU and GCICC shall each provide the other with transitional number portability through the use of a Direct Inward Dialing-type solution ("DID") upon entry by GCICC into local competition in the ATU service area, until such time as the parties implement a long-term database method for number portability in that area. See explanation and diagram following.

Incremental costs of interim number portability will be computed for each local carrier at the rate of $3.00 per month per "ported" line or PBX trunk port and such rate shall be recovered from all relevant carriers based on each local exchange carrier's relative number of active telephone lines in relation to the number of active telephone lines in the market.

Interstate access charges due on traffic actually "ported" through the use of interim number portability will be divided by the parties based upon the rate component as follows: the forwarding carrier will share with the terminating carrier one-half of all rate components with the exception of the Carrier Common Line (CCL) charge which the terminating carrier will receive in full.

Intrastate access charges will also be split, with the exception that CCL (bulk bill) will not be shared. The Traffic Sensitive split will be accomplished by the forwarding carrier sharing with the terminating carrier one-half of the following:

a. (AECA Switching & Information Surcharge Rates) x (GCICC Switched Minutes) x (ATU Dist. %)
b.   (AECA Dedicated Trunk Rate) x (Dedicated Trunks) x (ATU Dist. %)

                         DID-TYPE INTERIM NUMBER PORTABILITY

                             SERVICE PROVIDER PORTABILITY

The attached network diagram depicts how local and message toll traffic would be routed where DID-Type number portability is employed. The following examples should provide a clear understanding of this method of number portability.

ATU ORIGINATED LOCAL CALL

A call originating in ATUs local network to 276-1111 would be routed to the ATU local switch that is assigned the 907-276 NPA/NXX. Translations in that switch would specify that calls to 276-1111 be completed over Route N which places the call on the GCILOCAL trunk group. The digits sent to the GCI local switch would be 276-1111. GCI would maintain the 276 NXX in its local switch in addition to its own NXX code.

AT&T TERMINATING MTS CALL

An MTS call muted through AT&Ts network to 907-276-1111 would be routed to the ATU local switch that is assigned the 907-276 NPA/NXX for termination. Translations in that switch would specify that calls to 276-1111 be completed over Route N which places the call on the GCILOCAL trunk group. The digits sent to the GCI local switch would be 276-1111. GCI would maintain the 276 NXX in its local switch in addition to its own NXX code.

An MTS call muted through AT&T`s network to 907-XXX (XXX is GCI's local code) would be routed to the GCI local switch for termination.

GCI TERMINATING MTS CALL

An MTS call routed through GCI's network to 907-276-1111 would be routed to the ATU local switch that is assigned the 907-276 NPA/NXX for termination. Translations in that switch would specify that calls to 276-1111 be completed over Route N which places the call on the GCILOCAL trunk group. The digits sent to the GCI local switch would be 276-1111. GCI would maintain the 276 NXX in its local switch in addition to its own NXX code.

An MTS call routed through GCI's network to 907-XXX (XXX is GCI's local code) would be routed to the GCI local switch for termination.




                         EXHIBIT A
                         ATU OFFER ON ISSUES 10-13
                         DOCKET U-96-89/NOVEMBER 8, 1996
                         PAGE 1 OF 3 PAGES

BENEFITS OF DID-TYPE NUMBER PORTABILITY

- SUPPORTS IMPLEMENTATION OF LONG-TERM NUMBER PORTABILITY - Performance criteria adopted by the FCC require, among other things, that any long-term number portability method:

     1. Efficiently use numbering resources - This method allows the customer to change service providers and does not require a second number in the GCI local switch.

     2. Not require end users to change their telephone numbers - This method allows the customer to change service providers and retain their telephone number.

     3. Not result in any degradation of service quality or reliability when implemented - The quality and reliability of service under this method will be no different than that enjoyed by customers who receive local service from ATU.

     This method will also minimize the amount of work required to undo temporary, or interim, routing schemes when the long-term method of portability is implemented (assumes a database methodology to determine routing).

- EASY TO ADMINISTER - Under this method, the translations for routing and trunking are set up once. As customers choose to change service provides, the activity required to effect the change is handled through normal service order processing. A simple program change to delete the line from the ATU switch and another to invoke the routing to GCI's switch is all that is required.

- CAN BE MEASURED - Under this method, AMA records can be generated for billing purposes.








                         EXHIBIT A
                         ATU OFFER ON ISSUES 10-13
                         DOCKET U-96-89/NOVEMBER 8, 1996
                         PAGE 2 OF 3 PAGES

Diagram of DID-Type Number Portability

                                      EXHIBIT M
                                    Dialing Parity

Dialing parity. The term dialing parity means that a person that is not an affiliate of a local exchange carrier is able to provide telecommunications services in such a manner that customers have the ability to route automatically, without the use of any access code, their telecommunications to the telecommunications services provider of the customer's designation from among two or more telecommunications services providers (including such local exchange carrier.)

                                      EXHIBIT N
                              Unbundled Transport Rates

                                 PRICES FOR TRANSPORT

Entrance Facility
      2-Wire Voice Grade                 $22.49 per term
      4-Wire Voice Grade                 $40.41 per term
      Hi Capacity DS1                    $107.80 per term
      Three DS3's                        $1,030.33 per term
      Channel Interface Connection       $1,594.88 per term

Direct Trunked Transport - Facility
      Voice Grade                        $1.15 per term
      Hi Capacity DS1                    $23.53 per term
      Hi Capacity DS3                    $225.92 per term

Directed Trunked Transport - Termination
      Voice Grade                        $10.76 per mile/mo
      Tandem Switched Termination        $0.00416 per access min/term
      Tandem Switching                   $0.004712 per access min/mile

Multiplexing
      DS3 to DS1                         $377.87 per arrngmnt
      DS1 to Voice                       $365.68 per arrngmnt

Tandem Switched Transport
      Tandem Switched Facility           $0.000109 per access min/mile
      Tandem Switched Termination        $0.000416 per access min/term
      Tandem Switching                   $0.004712 per access min/mile

Common Channel Signaling
      Signaling Mileage Facility         $2.31 per mile
      Signaling Mileage Termination      $21.48 per term
      Signaling Entrance Facility        $50.88 per facility
      STP Port                           $500.54 per port
      800 Query                          $0.008485 per query